Exhibit 107
Calculation of Filing Fees Table

Form S-3
(Form Type)

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
	Equity	Preferred Stock	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
	Debt	Debt Securities	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
	Other	Warrants	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
	Other	Purchase Contracts	(1)	(2)(3)		(2)	(1)	(1)
	Other	Rights	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
	Other	Units	(1)	(2)(3)	(2)(3)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	(4)	Rule 415(a)(6)	(5)		$250,000,000		$30,300	S-3	333-233730	9/12/2022	$30,300
	Total Offering Amounts					$250,000,000		(2)(3)
	Total Fees Previously Paid							$30,300
	Total Fee Offsets							$—
	Net Fee Due							$—
(1)Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee relating to securities that are registered and available for sale under this registration statement except for $250,000,000 aggregate principal amount of primary offerings of common stock, preferred stock, debt securities, warrants, purchase contracts, rights and units that were not sold under the Registration Statement on Form S-3 (File No. 333-233730) originally filed with the Securities and Exchange Commission on September 12, 2019 (the “Prior Registration Statement”), which are being carried forward pursuant to Rule 415(a)(6). Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.
(2)Not specified as to each class of securities to be registered pursuant to General Instruction II.F of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.
(3)This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.
(4)The registrant previously registered $250,000,000 in an aggregate offering price of securities pursuant to the Prior Registration Statement. The registrant is carrying forward to this Registration Statement $250,000,000 in an aggregate offering price of securities that were initially registered under the Prior Registration Statement pursuant to Rule 415(a)(6) and remain unsold (the “Unsold Securities”). The registrant previously paid a filing fee of $30,300 with respect to the Unsold Securities.
(5)Omitted pursuant to Rule 457(o) under the Securities Act.